UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report: August 14, 1998 (Date of earliest event reported)


                   LEVIATHAN GAS PIPELINE PARTNERS, L.P.
           (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                     1-11680              76-0396023
  (State or Other Jurisdiction         (Commission         (I.R.S. Employer
        of Incorporation)              File Number)       Identification No.)



                           1001 Louisiana Street
                               Houston, Texas
                      (Address of Principal Executive
                                  Offices)

                                   77002
                                 (Zip Code)




     Registrant's telephone number, including area code: (713) 420-2131

==============================================================================

ITEM 1.   CHANGE IN CONTROL

     Effective August 14, 1998, El Paso Energy Corporation ("El Paso Energy") completed the acquisition of DeepTech International Inc. ("DeepTech") by merging DeepTech with a wholly owned subsidiary of El Paso Energy (the "Merger"). Prior to the Merger, DeepTech owned 85% of Leviathan Holdings Company ("Holdings"), which owns 100% of Leviathan Gas Pipeline Company ("LGPC"), the general partner and holder of a 27.3% effective interest of Leviathan Gas Pipeline Partners, L.P. (the "Partnership") and DeepTech, as the owner of 85% interest of Holdings, was the holder of an effective 23.2% ownership interest in the Partnership. As a result of the Merger and related transactions, El Paso Energy owns 100% of Holdings, including the 15% minority interest previously owned by former management of DeepTech for approximately $55 million. Consequently, El Paso Energy indirectly owns 100% of LGPC, the general partner of the Partnership, and a 27.3% effective interest in the Partnership.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Exhibits.

          None.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                    (Registrant)

                                    By:  LEVIATHAN GAS PIPELINE COMPANY,
                                            its General Partner



Date:  September 16, 1998           By:  /s/ Jeffrey I. Beason
                                         ------------------------------------
                                        Name:   Jeffrey I. Beason
                                        Title:  Vice President and Controller